Exhibit 99.1

ETERNAL IMAGE SIGNS LICENSING AGREEMENT WITH THE

VATICAN OBSERVATORY FOUNDATION

Exclusive, Worldwide Agreement Covers Wide Range of Funerary Products

FARMINGTON HILLS, MI – February 22, 2010 – Eternal Image, Inc. (the “Company”) (OTCBB:ETNL), a public company engaged in the design, manufacturing and marketing of officially licensed funerary products, such as caskets, urns, monuments and vaults, today announced it has executed an agreement to design, manufacture and market a line of official Vatican Observatory Foundation branded funerary products.  The line will include caskets, urns, bronze memorials, vaults, funerary prayer cards, and memorial candles all designed after the classic Italian themes that encompass the Vatican Observatory in Italy.  This license is exclusive and worldwide in scope.

“Our term with the Vatican Observatory Foundation is more than ten years in length, and they will remain one of the most sought after global brands for decades to come,” said Nick Popravsky, VP Sales and Distribution for the Company.

About Eternal Image

Eternal Image, incorporated in 2006, is headquartered in Farmington Hills, MI. The company is the first and only manufacturer and marketer of licensed brand image funerary products. Currently, the company offers urns and caskets that feature licensed images from Major League Baseball™, STAR TREK®, Precious Moments™, the Vatican Observatory Foundation®, and the Collegiate Licensing Company, as well as pet urns featuring the American Kennel Club™, and Cat Fanciers’™ Association. For more information about EI, visit www.eternalimage.net or call 1-888-6-CASKET.

SAFE HARBOR STATEMENT

Statements in this news release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1993 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include but are not limited to risk factors inherent in doing business. Forward-looking statements may be identified by terms such as “may”, “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or similar terms or the negative of these terms.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Registration Statement on Form SB-2, as amended on Form S-1, See www.sec.gov. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect.

The company has no obligation to update these forward-looking statements.

Contacts:

Investor Relations Contact:

Tony Fazio, Cambridge Investor Relations; 781/214-9038